Exhibit 99.1
News Release

BOARDWALK ANNOUNCES FIRST QUARTER 2014 RESULTS
AND QUARTERLY DISTRIBUTION OF $0.10 PER UNIT

HOUSTON, April 28, 2014 -- Boardwalk Pipeline Partners, LP, (NYSE:BWP) announced today that it has declared a quarterly cash distribution per common unit of $0.10 ($0.40 annualized) payable on May 15, 2014, to unitholders of record as of May 8, 2014.
The Partnership also announced its results for the first quarter ended March 31, 2014, which included the following items:

•	Operating revenues of $356.9 million, a 9% increase from $328.5 million in the comparable 2013 period;

•	Net income attributable to controlling interests of $110.2 million, a 9% increase from $101.4 million in the comparable 2013 period;

•	Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) of $220.4 million, a 6% increase from $208.7 million in the comparable 2013 period; and

•	Distributable cash flow of $161.8 million, a 4% increase from $154.9 million in the comparable 2013 period.

Compared with the first quarter 2013, the Partnership’s results were positively impacted by favorable revenues associated with the cold winter conditions and the recent completion of growth projects. The favorable impacts were partially offset by lower firm transportation revenues due to contract expirations and renewals at lower rates and a charge recognized in the first quarter 2014 related to the Bluegrass Project further discussed below.
The Partnership has been engaged with The Williams Companies, Inc. in the development process for the Bluegrass Project. The open season for capacity on the pipeline ended in the first quarter 2014 and although discussions with potential customers continued throughout the first quarter, the Partnership has not obtained sufficient firm customer commitments. As a result, in the first quarter 2014, the previously capitalized costs incurred for the project were expensed, resulting in a decrease to net income attributable to controlling interests of $10.0 million.
Capital Program
Growth capital expenditures were $50.1 million and maintenance capital expenditures were $16.0 million for the quarter ended March 31, 2014.

Conference Call

The Partnership has scheduled a conference call for April 28, 2014, at 9:00 a.m. Eastern time to review the quarterly results, current market conditions and distribution amount. The earnings call may be accessed via the Boardwalk website at www.bwpmlp.com. Please access the website at least 10 minutes before the event begins to register and download and install any necessary audio software. Those interested in participating in the question and answer session of the conference call should dial (866) 515-2915 for callers in the U.S. or (617) 399-5129 for callers outside the U.S. The PIN number to access the call is 79707622.

Replay
An online replay will be available on the Boardwalk website immediately following the call.

Non-GAAP Financial Measures - Adjusted EBITDA and Distributable Cash Flow
The Partnership uses non-GAAP measures to evaluate its business and performance, including Adjusted EBITDA and distributable cash flow. Adjusted EBITDA is used as a supplemental financial measure by management and by external users of the Partnership's financial statements, such as investors, commercial banks, research analysts and rating agencies, to assess the Partnership's operating and financial performance, ability to generate cash and return on invested capital as compared to those of other companies in the midstream portion of the natural gas and natural gas liquids industry. Distributable cash flow is used as a supplemental financial measure by management and by external users of the Partnership's financial statements to assess the Partnership's ability to make cash distributions to its unitholders and general partner.

Adjusted EBITDA and distributable cash flow should not be considered alternatives to net income, operating income, cash flow from operating activities or any other measure of financial performance or liquidity presented in accordance with generally accepted accounting principles (GAAP). Adjusted EBITDA and distributable cash flow are not necessarily comparable to similarly titled measures of another company.
About Boardwalk
Boardwalk Pipeline Partners, LP (NYSE: BWP) is a midstream master limited partnership that provides transportation, storage, gathering and processing of natural gas and liquids for its customers. Boardwalk and its subsidiaries own and operate approximately 14,450 miles of natural gas and liquids pipelines and underground storage caverns with an aggregate working gas capacity of approximately 207 billion cubic feet and liquids capacity of approximately 18 million barrels. Boardwalk is a subsidiary of Loews Corporation (NYSE: L), which holds 53% of Boardwalk's equity, excluding incentive distribution rights. Additional information about the Partnership can be found on its website at www.bwpmlp.com.

BOARDWALK PIPELINE PARTNERS, LP
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Millions, except per unit amounts)
(Unaudited)

	For the Three Months Ended March 31,
	2014	2013
Operating Revenues:
Transportation	$304.3	$284.1
Parking and lending	9.2	7.9
Storage	28.8	28.1
Other	14.6	8.4
Total operating revenues	356.9	328.5

Operating Costs and Expenses:
Fuel and transportation	33.0	22.7
Operation and maintenance	42.7	40.2
Administrative and general	26.8	31.4
Depreciation and amortization	69.2	66.8
Asset impairment	7.2	0.1
Net gain on disposal of operating assets	(0.4)	—
Taxes other than income taxes	25.8	25.6
Total operating costs and expenses	204.3	186.8

Operating income	152.6	141.7

Other Deductions (Income):
Interest expense	40.9	40.5
Interest income	(0.1)	(0.2)
Equity losses in unconsolidated affiliates	86.1	—
Miscellaneous other income, net	(0.1)	(0.2)
Total other deductions	126.8	40.1

Income before income taxes	25.8	101.6

Income taxes	0.2	0.2

Net Income	25.6	101.4
Net loss attributable to noncontrolling interests	(84.6)	—
Net income attributable to controlling interests	$110.2	$101.4

Net Income per Unit:
Net income per unit:
Common units	$0.44	$0.42
Class B units	$—	$0.19
Weighted-average number of units outstanding:
Common units	243.3	207.7
Class B units	—	22.9
Cash distribution declared and paid to common units	$0.10	$0.5325
Cash distribution declared and paid to class B units	$—	$0.30

The following table presents a reconciliation of the Partnership's Adjusted EBITDA and distributable cash flow to its net income, the most directly comparable GAAP financial measure, for each of the periods presented (in millions):

	For the Three Months Ended March 31,
	2014	2013
Net income attributable to controlling interests	$110.2	$101.4
Income taxes	0.2	0.2
Depreciation and amortization	69.2	66.8
Interest expense	40.9	40.5
Interest income	(0.1)	(0.2)
Adjusted EBITDA	220.4	208.7
Less:
Cash paid for interest, net of capitalized interest	52.6	47.3
Maintenance capital expenditures	16.0	7.5
Add:
Bluegrass/Moss Lake project impairment, net of noncontrolling interest	10.0	—
Other	—	1.0
Distributable Cash Flow	$161.8	$154.9

BOARDWALK PIPELINE PARTNERS, LP
NET INCOME PER UNIT RECONCILIATION
(Unaudited)

The following table provides a reconciliation of net income and the assumed allocation of net income to the common units for purposes of computing net income per unit for the three months ended March 31, 2014, (in millions, except per unit data):

	Total	Common Units	General Partner and IDRs
Net income	$25.6
Less: Net loss attributable to noncontrolling interests	(84.6)
Net income attributable to controlling interests	110.2
Declared distribution	24.8	$24.3	$0.5
Assumed allocation of undistributed net income	85.4	83.7	1.7
Assumed allocation of net income attributable to limited partner unitholders and general partner	$110.2	$108.0	$2.2
Weighted-average units outstanding		243.3
Net income per unit		$0.4

The following table provides a reconciliation of net income and the assumed allocation of net income to the common and class B units for purposes of computing net income per unit for the three months ended March 31, 2013, (in millions, except per unit data):

	Total	Common Units	Class B Units	General Partner and IDRs
Net income	101.4
Declared distribution	128.2	$110.6	$6.9	$10.7
Assumed allocation of undistributed net loss	(26.8)	(23.7)	(2.6)	(0.5)
Assumed allocation of net income attributable to limited partner unitholders and general partner	$101.4	$86.9	$4.3	$10.2
Weighted-average units outstanding		207.7	22.9
Net income per unit		$0.42	$0.19

SOURCE:    Boardwalk Pipeline Partners, LP

INVESTOR CONTACTS:
Molly Ladd Whitaker, 866-913-2122
Director of Investor Relations and Corporate Communications
ir@bwpmlp.com
or
Jamie Buskill, 713-479-8082
Senior VP, Chief Financial and Administrative Officer and Treasurer

MEDIA CONTACT:
Joe Hollier, 713-479-8670
Manager of Corporate Communications
joe.hollier@bwpmlp.com